EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.333-118486, 333-121830 and 333-121923) of Domino’s Pizza, Inc. of our reports dated February 23, 2005 relating to the financial statements and financial statement schedules, which appear in this Form 10-K.

/S/    PricewaterhouseCoopers LLP

Detroit, Michigan

March 16, 2005